SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549
                    --------------------------------


                              FORM 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)
                            March 5, 1997


                              J. BAKER, INC.
           (Exact name of Registrant as Specified in Charter)


     Massachusetts                   0-14681                 04-2866591
     -------------                   -------                 -----------
(State or other jurisdiction    (Commission file number)   (IRS employer
     of incorporation)                                  identification number)

                  555 Turnpike Street, Canton, Massachusetts 02021
                 (Address of principal executive offices) (Zip code)

         Registrant's telephone number, including area code: (617) 828-9300

                             Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On March 5, 1997, the Company sold substantially all of the assets of its Shoe Corporation of America ("SCOA") division to an entity formed by CHB Capital Partners of Denver, Colorado and Dennis B. Tishkoff, President of SCOA and certain members of SCOA management (collectively "CHB"), for net cash proceeds of approximately $40,000,000. The transaction involved the transfer to CHB of the SCOA division's inventory, fixed assets, intellectual property and license agreements for the various department and specialty store chains serviced by SCOA and the assumption by CHB of certain liabilities of the SCOA division.

         On March 11, 1997, the Company completed the sale of its Parade of Shoes division to Payless ShoeSource, Inc. of Topeka, Kansas ("Payless") for net cash proceeds of approximately $20,000,000. The transaction involved the transfer of the Parade of Shoes store leases, inventory, fixed assets and intellectual property to Payless and the assumption by Payless of certain liabilities of the Parade of Shoes division.

         The net cash proceeds received by the Company from both the SCOA and Parade of Shoes transactions, after funding of escrow indemnity accounts and payment of related expenses and payables, were approximately $60 million and were used to pay down the Company's bank debt pursuant to the Revolving Credit and Loan Agreement between J. Baker, Inc., JBI, Inc. and Fleet National Bank, as agent (the "Credit Agreement"). Upon consummation of the aforementioned transactions, the Company's aggregate commitment amount under the Credit Agreement was reduced from $205 million to $145 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

(a)      Not applicable.

(b) Pro Forma Financial Information: The Forma Financial Information required by Article 11 of Regulation S-X will be filed by amendment within the time period set forth in Item 7 of Form 8-K.

(c)      Exhibits:

         (2.1) Asset Purchase Agreement, dated as of March 5, 1997 by and between Shoe Corporation of America, Inc. and JBI, Inc. Schedules to the Asset Purchase Agreement have been omitted. The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.

         (2.2) Asset Purchase Agreement dated as of January 13, 1997 between Payless ShoeSource, Inc. and JBI, Inc. and J. Baker, Inc.. Schedules to the Asset Purchase Agreement have been omitted. The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.

                             SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    J. BAKER, INC.



                                    By:/s/   Alan I. Weinstein
                                       -----------------------------
                                       Alan I. Weinstein
                                       President and Chief Executive Officer

Date:    Canton, Massachusetts
         March 20, 1997

                   SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549



             --------------------------------------------


                                EXHIBITS

                               Filed with

                        Current Report on Form 8-K

                                    of

                               J. BAKER, INC.

                            555 Turnpike Street
                              Canton, MA 02021


                            Dated March 20, 1997

                        INDEX TO EXHIBITS

Exhibit
Numbers

(2.1)    Asset Purchase Agreement, dated as of March 5, 1997 by               *
         and between Shoe Corporation of America, Inc. and JBI, Inc.
         Schedules to the Asset Purchase Agreement have been omitted.
         The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.

(2.2)    Asset Purchase Agreement dated as of January 13, 1997                *
         between Payless ShoeSource, Inc. and JBI, Inc. and J.
         Baker, Inc.. Schedules to the Asset Purchase Agreement have been omitted. The Company agrees to furnish supplementally a copy of any Schedule to the Commission upon request.


















*   Enclosed herein